Private Placement Subscription Agreement

PRECEPT FUND MANAGEMENT SPC

on behalf of

PRESCIENT FUND SEGREGATED PORTFOLIO

AND

OAK RIDGE ENERGY TECHNOLOGIES, INC.

PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT

THIS AGREEMENT is dated the 7th day of April, 2014.

AMONG

Precept Fund Management SPC, of Ground Floor, Harbour Centre, 42 North Church Street, George Town, Grand Cayman KY1-1110, Cayman Islands on behalf of Prescient Fund Segregated Portfolio (the “Purchaser” or the “Subscriber”);

AND:

Oak Ridge Energy Technologies, Inc., a company duly incorporated under the laws of Colorado and having its place of business at Suite 12, 751 North Drive, Melbourne, Florida, USA (the “Company” or the “Issuer”)

WHEREAS:

A.

The Company is currently a reporting entity, quoted on the OTC Bulletin Board and trades below USD $5.00 per share, and consequently falls within the definition of a “penny stock” contained in Rules 15g-1 to 15g-9 under the Securities Exchange Act of 1934 as amended (the “Exchange Act”).

B.

The Purchaser, as principal, has agreed to subscribe for and purchase securities of the Company at the subscription price and upon the terms and conditions as set out in this Agreement, as a negotiated extension of the terms and basis of the previous Private Placement Subscription Agreement executed between the Parties on December 24, 2013.

NOW THEREFORE in consideration of the premises and the covenants and agreements herein contained the parties hereto agree as follows:

1.

PURCHASE AND SALE OF SECURITIES & RELATED MATTERS

1.1

The Purchaser has agreed to purchase from the Company, and the Company has allocated to the Purchaser, 1,666,667 shares of common stock, par value USD $0.001 per share in the capital of the Company (the “Securities”), at a price of USD $0.18 per Security for the total amount of USD $300,000.06 (the “Purchase Price”).

1.2

The Purchase Price is to be used solely by the Company for the purpose of implementing an agreed business plan, specifically the matters referred to below in paragraph 1.7.

1.3

The Company will deliver to the Purchaser and its nominee, certificates (or “book entry” confirmation) representing the Securities within five (5) business days of receipt of the Purchase Price payment.

1.4

The Company shall record Precept Fund Management SPC for and on behalf of Prescient Fund Segregated Portfolio as the registered holder thereof.

1.5

The terms and conditions, which govern the Securities, will be referred to on the certificates representing the Securities.

1.6

The issuance of the Securities will not restrict or prevent the Company from obtaining any other financing, nor from issuing additional securities or rights at any time.

1.7

Use of the proceeds of the Securities:

(a)

No expenses will be incurred or paid by the Company except in conformance with the agreed budget and the written approval of Stephen J. Barber or his designees or any successor CEO or Mark L. Meriwether, as previously approved by the Board of Directors of the Company; and

(b)

the implementation of the Company’s business development strategy to achieve the Company’s previously announced desire to move its listing to the NASDAQ Exchange as part of its previously announced industry consolidation strategy.

1.8

To the greatest extent allowable by applicable law, the issuance of the Securities shall be exempt from the provisions of Section 16(b) of the Exchange Act under United States Securities and Exchange Commission (the “SEC”) Rule 16b-3.

2.

REPRESENTATIONS AND WARRANTIES

2.1

The Purchaser acknowledges, represents and warrants that, as at the date given above and at the Closing, that:

(a)

Precept Fund Management SPC is an Exempted Segregated Portfolio Company and is recognized as a mutual fund with the Cayman Islands Monetary Authority (CIMA) under Section 4(3) of the Mutual Funds Law of the Cayman Islands (2012 Revision), with Registration Number 656283, and that Prescient Fund Segregated Portfolio is one of its duly registered segregated portfolios;

(b)

the Purchaser is a professional investor and is purchasing the Securities as a “portfolio manager” and that the Purchaser is acting as principal when it purchases or sells the Securities;

(c)

to the best of the Purchaser’s knowledge, the Securities were not advertised in printed media of general and regular paid circulation, radio or television in any way;

(d)

this subscription has not been solicited in any other manner contrary to the United States Securities Act of 1933 (the “1933 Act”), as amended and its regulations;

(e)

the offer was not made to the Purchaser in the United States;

(f)

the Purchaser acknowledges that the Securities have not been registered under the 1933 Act and may not be offered or sold in the United States unless registered under the 1933 Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available;

(g)

the Purchaser acknowledges that, as defined in SEC Rule 144 of the 1933 Act, the Securities are “restricted securities,” subject to resale restrictions in such Rule;

(h)

the Purchaser acknowledges that the purchase of the Securities hereunder constitute a private placement pursuant to Section 4(a)(2) of the 1933 Act, and Rule 506(b) of Regulation D of the SEC, and that it is an “accredited investor” as that term is defined in SEC Rule 501 of Regulation D promulgated under the 1933 Act, and under Regulation S of the SEC;

(i)

the Purchaser is not a U.S. Person, nor will the purchaser be purchasing the Securities for the account or benefit of any U.S. Person;

(j)

the Purchaser has been provided with access to all material information about the Company requested by either the Purchaser, the Purchaser’s representative or others representing the Purchaser, including the fact that its Principal, Stephen J. Barber is the CEO of the Company, along with access to all of the Company’s SEC reports and registration statements that are contained in the Edgar Archives (the “SEC Reports and Registration Statements”), any information requested to verify any information furnished, and there has been direct communication between the Company and its representatives on the one hand and the Purchaser and the Purchaser’s representatives and advisors on the other in connection with information regarding the purchase made hereby. The Company has given the Purchaser the opportunity to ask questions of and receive answers from the Company and/or its directors, officers, employees or representatives concerning the terms and conditions of this private placement and to obtain any additional information (to the extent the Company possesses such information or can acquire it without unreasonable effort or expense) desired or necessary to verify the accuracy of the information provided. Any proprietary information disclosed or discovered by the Purchaser in reviewing information made available to the Purchaser by the Company in connection with the offer and sale of the Common Stock shall be maintained by the Purchaser in strict confidence;

(k)

the Purchaser has the legal capacity and competence to enter into and execute this Agreement and to take all actions required pursuant hereto and that the Purchaser is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors have been given to authorize execution of this Agreement on behalf of the Purchaser;

(l)

this Agreement has been duly executed and delivered by the Purchaser and constitutes a legal, valid and binding agreement of the Purchaser enforceable against the Purchaser;

(m)

the Purchaser is a resident in the jurisdiction set out on the cover page of this Agreement;

(n)

the Purchaser is capable of assessing the proposed investment as a result of the Purchaser’s professional financial experience or as a result of advice received from a registered person other than the Company or any affiliates thereof;

(o)

the Purchaser will execute and deliver such agreements and other documents and items and will do or cause to be done all such acts or matters as are or may be necessary or desirable to give effect to the provisions hereof and to carry out the intent of this subscription offer and to comply with any policies, rulings or other requirements imposed by any applicable regulatory authority;

(p)

the Purchaser does not waive the requirement for the Company to communicate its acceptance of the purchase of the Securities pursuant to this Agreement; and

(q)

the Purchaser agrees that the above representations, warranties and covenants in this subsection will be true and correct both as of the execution of this subscription and as of the day of Closing.

2.2

The Company represents and warrants that, as of the date given above and at the Closing:

(a)

The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Colorado and the Company has all necessary power and authority to own, lease and operate its properties and carry on its business as now operated and as proposed to be operated.  The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business;

(b)

the Company has all requisite corporate power to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement.  All corporate action on the part of the Company, its directors and its stockholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company and the performance of the Company’s obligations hereunder and thereunder, including the issuance and delivery of the Securities have been taken or will be taken prior to the issuance of the Securities.  The Securities, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and non-assessable and free of any liens or encumbrances other than (a) liens and encumbrances created by or imposed upon the Purchaser, (b) any rights of first refusal or pre-emptive rights and (c) any restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed;

(c)

all consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any third parties or governmental authority, required on the part of the Company in connection with the valid execution and delivery of this Agreement, the offer, sale or issuance of the Securities or the consummation of any other transaction contemplated hereby shall have been obtained and will be effective at the Closing, except for notices required or permitted to be filed with certain state and federal securities commissions, which notices will be filed on a timely basis;.

(d)

the authorized capital stock of the Company, immediately prior to the Closing, consists of 200,000,000 shares of common stock, $0.001 par value per share (“Common Stock”), 107,272,221 shares of which are issued and currently outstanding, and 10,500,000 shares of which are reserved for issuance under the Company’s 2013 Equity Incentive Plan.  All issued and outstanding shares of the Company’s Common Stock have been duly authorized and validly issued and are fully paid and non-assessable.  There are not outstanding any options, warrants, rights (including conversion, rights of first refusal or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock other than as provided herein, though awards, options and other issuances under the 2014 Equity Incentive Plan are expected.

(e)

the Company has made available to Purchaser (a) its unaudited balance sheet, income statement and cash flows as at September 30, 2013, (the “Financial Statements” and the “Statement Dates”).  The Financial Statements, together with the Securities thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except as disclosed therein, and present fairly the financial condition and position of the Company as of the Statement Dates; provided, however, that the unaudited financial statements are subject to normal recurring year-end audit adjustments (which are not expected to be material either individually or in the aggregate), and do not contain all footnotes required under generally accepted accounting principles;

(f)

assuming the accuracy of the representations and warranties of the Purchaser contained in Section 2.1 hereof, the offer, sale and issuance of the Securities will be exempt from the registration requirements of the 1933 Act and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.  Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Securities to any person or persons so as to bring the sale of such Securities by the Company within the registration provisions of the 1933 Act or any applicable state securities laws;

(g)

the Company is not in violation or default of any term of its Articles of Incorporation or of any provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order or writ other than any such violation that would not have a material adverse effect on the Company.  The execution, delivery, and performance of and compliance with this Agreement, and the issuance of the Securities pursuant hereto, will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a material default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties;

(h)

there are no actions, suits, claims, arbitrations, proceedings or investigations pending or, to the knowledge of the Company, threatened in writing or reasonably anticipated against, affecting or involving the Company or its business or assets, or the transactions contemplated by this Agreement, at law or in equity or admiralty, or before or by any court, agency, arbitrator or governmental authority, domestic or foreign that would reasonably be expected to result, either individually or in the aggregate, in any material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property or results of operations of the Company.  The Company is not operating under, subject to or, to its knowledge, in default with respect to any order, award, writ, injunction, decree or judgment of any court, arbitrator or governmental authority;

(i)

the Company will reserve or has already set aside sufficient securities in the treasury of the Company to issue to the Purchaser the Securities being purchased under this Agreement;

(j)

the issuance and sale of the Securities by the Company does not and will not conflict with and does not and will not result in a breach of any of the terms, conditions or provisions of its constituent documents or any agreement or instrument to which the Company is a party;

(k)

this Agreement has been duly authorized by all necessary corporate action on the part of the Company and constitutes a valid obligation of the Company legally binding upon it and enforceable in accordance with its terms;

(l)

except as disclosed in the Financial Statements or the SEC Reports and Registration Statements, the Company has good and marketable title to its tangible properties and assets, and has good title to all its leasehold interests, in each case subject to no mortgage, pledge, lien, lease, loan, encumbrance or charge, except (i) the lien of Expedia Holdings Limited (“Expedia”) on all of the property, equipment and intellectual property of the Company to secure a loan in the amount of USD $2,000,000, which loan was assigned to Expedia by Newmark Investments Limited, and is due on June 30, 2014, together with applicable interest, (ii) the lien of current taxes not yet due and payable, and (iii) possible minor liens and encumbrances which do not in any case materially detract from the value of the property subject thereto or materially impair the Company’s operations, and which have not arisen otherwise than in the ordinary course of business.  With respect to property it leases, the Company is, to its knowledge, in compliance with such leases in all material respects;

(m)

no consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Securities except qualification (or taking such action as may be necessary to secure an exemption from qualification, if available) of the offer and sale of the Securities under applicable blue sky laws, which filings and qualifications, if required, will be accomplished in a timely manner;

(n)

the Company has exercised reasonable care, in accordance with SEC rules and guidance, to determine whether any Covered Person (as defined below) is subject to any Disqualification Events (as defined below). To the Company’s knowledge, no Covered Person is subject to a Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the 1933 Act. The Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the 1933 Act. “Covered Persons” are those persons specified in Rule 506(d)(1) under the 1933 Act, including the Company; any predecessor or affiliate of the Company; any director, executive officer, other officer participating in the offering, general partner or managing member of the Company; any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power; any promoter (as defined in Rule 405 under the 1933 Act) connected with the Company in any capacity at the time of the sale of the Securities; and any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Securities (a “Solicitor”), any general partner or managing member of any Solicitor, and any director, executive officer or other officer participating in the offering of any Solicitor or general partner or managing member of any Solicitor;

(o)

the Company is and always has been a subchapter C corporation.  The Company has filed all tax returns (federal, state and local) required to be filed by it since 2005, except the 2012 tax returns that have been extended, and to its knowledge, all prior tax returns.  All taxes shown to be due and payable on such returns, any assessments imposed, and to the Company’s knowledge all other taxes due and payable by the Company on or before the Closing, have been paid or will be paid prior to the time they become delinquent.  The Company has not been advised (a) that any of its returns, federal, state or other, have been or are being audited as of the date hereof, or (b) of any deficiency in assessment or proposed judgment to its federal, state or other taxes.  The Company has no knowledge of any liability of any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for;

(p)

to its knowledge, the Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties, which violation would materially and adversely affect the business, assets, liabilities, financial condition or operations of the Company.  No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement or the issuance of the Securities, except such as have been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner.  The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, assets, properties or financial condition of the Company and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted;

(q)

the Company has provided Purchaser with access to all information requested by the Purchaser in connection with its decision to purchase the Securities, including all information the Company believes is reasonably necessary to make such investment decision, which includes such knowledge and information as Stephen J. Barber, the 100% beneficial owner and a director Precept Asset Management Limited, which has a contract with the Purchaser to provide investment management servies and who is the CEO of the Company, may possess as of the date hereof.  There are no facts which (individually or in the aggregate) materially adversely affect the business, assets, liabilities, financial condition or operations of the Company that have not been set forth in the Agreement or in other documents delivered by the Company to the Purchaser or its attorneys or agents in connection herewith.  None of the representations or warranties made by the Company herein contains any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading;

(r)

to the Company’s knowledge, no executive officer or person nominated to become an executive officer of the Company (i) has been convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding minor traffic violations) or (ii) is or has been subject to any judgment or order of, the subject of any pending civil or administrative action by the SEC or any self-regulatory organization; and

(s)

to the Company’s knowledge, Purchaser has, for the sole purpose of determining whether to enter into and consummate the transactions contemplated by this Agreement, conducted a review of information provided to it regarding the Company’s commercial, financial, legal and other affairs.  The parties agree and acknowledge that the representations and warranties of the Company set forth in this Agreement shall in no way be limited, qualified, impaired or affected by Purchaser’s conduct of such investigation.

2.3

The warranties contained in Subsections 2.1 and 2.2 will survive the Closing and for a period of one year thereafter; provided, however, that the undersigned executive officer of the Company shall have no personal liability for any representation or warranty of the Company made herein.

3.

CLOSING

3.1

Conditions to Closing.  The obligations of Purchaser to purchase the Securities at Closing are subject to the fulfillment, on or before such Closing, of each of the following conditions, unless otherwise waived:

(a)

The representations and warranties made by the Company in Section 2.2 hereof shall be true and correct in all material respects as of the Closing or such other dates as are referenced in such representations or warranties;

(b)

the Company shall have performed or observed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing;

(c)

the Purchaser shall have completed its due diligence review of the Company and shall, in its sole discretion, be satisfied with the results of such review; and

(d)

all authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be obtained and effective as of the Closing.

3.2

On execution of this Agreement, the Purchaser will forthwith instruct its banker to send the Purchase Price to the Company by Electronic Funds Transfer from the Purchaser’s designated nominee’s account with Zurcher Cantonal Bank to the Company’s account at Wells Fargo Bank, of which Stephen J. Barber and Mark L. Meriwether presently have joint signing authority.  Until agreed otherwise in writing by the Purchaser and the Company, no funds may be disbursed from the account without the express written permission of Stephen J. Barber or any successor CEO or Mark L. Meriwether.

3.3

Upon receipt of the Purchase Price, and upon acceptance of the Agreement by the Company, the Company will deliver to the Purchaser or its designated nominee the certificates representing the Securities registered in the name of the Purchaser or its nominee, or at the Purchaser’s option, the Common Stock comprising the Securities being purchased under this Agreement may be held in “book entry” form by the Company’s transfer and registrar agent.

3.4

The Company agrees to deliver to the Purchaser such legal opinions, copies of approvals or other documents as the Purchaser may reasonably request.

4.

HOLDING PERIOD

4.1

The Purchaser and the Company acknowledge that, subject to the transfer restrictions of Rule 144 of the 1933 Act, there is no holding period applicable to the Securities.

5.

MISCELLANEOUS

5.1

The Purchaser hereby authorizes the Company to release the details of this Agreement into the public domain by market announcement or other mechanism agreed between the Purchaser and the Company, except the issue price of the Securities set out in Paragraph 1.1 unless otherwise obligated by the SEC guidelines.

5.2

The Company shall be entitled to rely on delivery by email of a scanned executed copy of this Agreement, and acceptance by the Company of such scanned email copy shall be equally effective to create a valid and binding agreement between the Purchaser and the Company in accordance with the terms hereof.

5.3

The parties to this Agreement may amend this Agreement only in writing signed by all the parties hereto.

5.4

The parties to this Agreement will execute and deliver all other documents, transfers, deeds, assurances and procedures necessary for the purposes of giving effect to or perfecting the transactions contemplated by this Agreement.

5.5

This Agreement inures to the benefit of and is binding upon the parties to this Agreement and their successors and permitted assigns.

5.6

A party to this Agreement will give all notice to or other written communications with the other party to this Agreement concerning this Agreement by email addressed to the address given above in this Agreement.

5.7

This Agreement will be governed by and construed in accordance with the laws of the State of Colorado and each of the parties hereto irrevocably submits to the jurisdiction of the courts in such State.

5.8

This Agreement may be signed by the directors or officers of the Company and the Purchaser in as many counterparts as may be necessary, each of which so signed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument, and notwithstanding the date of execution shall be deemed to bear the date as set forth above.

(Signature Page Follows)

IN WITNESS WHEREOF this Agreement has been executed as at the date above written.

Subscriber Execution Clause SIGNED and DELIVERED by

PRECEPT FUND MANAGEMENT SPC on behalf of PRESCIENT FUND SEGREGATED PORTFOLIO by its duly authorized representative:

/s/ David M.L. Roberts
Name: David M.L. Roberts Capacity: Director

Issuer Execution Clause SIGNED and DELIVERED by

OAK RIDGE ENERGY TECHNOLOGIES, INC.
by its duly authorized representative:

/s/ Mark Meriwether
Name Mark Meriwether Capacity: Vice President and Director